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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (file No. 333-82632), Form S-3 (File No. 333-30559 and No. 333-57507), and on Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654,
No. 33-79756, No. 33-79664, No. 333-48357, No. 333-68815, No. 333-81821 and No.
333-94405) of Allied Waste Industries, Inc. of our report dated August 12, 2002 relating to the consolidated financial statements, which appears in the Current Report on Form 8-K dated August 19, 2002.



PricewaterhouseCoopers LLP


Phoenix, Arizona
August 19, 2002